SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

    Oxis International, Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 8, 2003

Dear Shareholder:

OXIS International, Inc., has made significant progress during the last fiscal year. It also has established major new market opportunities for future growth, and yet continues to face challenges in limited resources and revenues. The following is a summary of our progress to date, the Company’s current opportunities under development, and a look at the challenges facing OXIS as we move forward in 2003.

Progress to Date

The process of restructuring the Company, which began in mid-2000, has generated significant results in the reduction of losses—from $4,636,000 for the year ended December 31, 2000 to $800,000 for the year ended December 31, 2002. Additional cost-reduction programs continue to be implemented in 2003.

The Company continued to expand its Board of Directors with the addition of William G. “Jerry” Pryor, who was appointed to the OXIS Board in November of 2002. Jerry served as president and Board member for the multi-national corporation Van Dorn Demag, and was also instrumental in growing Omark Industries, Inc. into a $320 million company.

The Company initiated an investor awareness program in the first quarter of 2003 to highlight the progress OXIS has made and promote OXIS as a worthy investment consideration for the speculative investor.

Opportunities for Future Growth

With the closing of $1.5 million in private placement in early 2002, OXIS began to develop opportunities to build future revenue growth for the Company. The Company’s major areas of focus in 2002 and continuing in 2003 are highlighted below:

•	Animal Health Profiling Program: The Company has completed the development of a new technology for use in the cattle industry. In university and commercial trials, the OXIS technology has successfully identified susceptibility to disease among cattle—currently a billion-dollar a year industry loss among feedlots in the U.S. As a result, the Company has entered into a validation program with some of the nation’s largest feedlots to profile cattle for susceptibility to disease. In addition, the Company has created a Scientific Advisory Committee to further enhance, develop and analyze OXIS’ technology in this area.

•	Expanded Research-Product Portfolio: In 2002 the Company introduced seven new research products, as well as expanded distribution channels in major international markets. The expanded distribution network has been charged with new sales goals, supported by sales-lead generation through electronic-marketing strategies. The Company also unveiled the industry’s first web-based citation database focused on oxidative stress research and capability.

Corporate Headquarters

6040 N. Cutter Circle, Suite 317 • Portland, OR 97217-3935

Telephone: 800-547-3686 • Facsimile: 503-283-4058

•	OXIS’ Nutraceutical Ergothioneine: OXIS has developed a proprietary method for producing commercial quantities of Ergothioneine—a naturally occurring antioxidant molecule. To advance this significant Company asset, OXIS has filed two new patent applications related to Ergothioneine, completed a 90-day toxicity study, and recently placed the first order for Ergothioneine tablet production. OXIS plans to market Ergothioneine as a neutraceutical dietary supplement under the brand name Ergold™ in the near future.

Challenges

OXIS continues to struggle with restricted cash resources in its efforts to capitalize on the promising opportunities its world-class oxidative stress technologies afford. The Company is aggressively exploring accelerated time-to-revenue strategies for the new markets it is entering—the cattle and neutraceutical industries. We will continue our efforts to reduce overhead expenses and restructure the Company to better leverage our limited resources. In an effort to improve shareholder value, we have intensified our program of communicating to our current shareholders, and the investment community at large, regarding the significant developments at OXIS to improve the valuation of the Company.

As we move forward, the Company will continue to utilize our resources wisely, while focusing on expanding our revenues and increasing shareholder value.

Sincerely,

Ray. R. Rogers

Chairman, Chief Executive Officer and President

2

OXIS INTERNATIONAL, INC.

6040 N. Cutter Circle, Suite 317

Portland, Oregon 97217

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 19, 2003

To the Stockholders of OXIS International, Inc.:

The Annual Meeting of Stockholders of OXIS International, Inc., a Delaware corporation, will be held at The University Club of Portland, 1225 SW Sixth Avenue, Portland, Oregon 97204, on Thursday, June 19, 2003, at 1:30 p.m. (local time), for the following purposes:

1.	Electing a Board of seven (7) directors to serve for the ensuing year and until their successors are elected;

2.	Approving the adoption of the Company’s 2003 Stock Incentive Plan effective July 1, 2003.

3.	Transacting such other business as may properly come before the meeting or any adjournment thereof.

The Company’s Common Stockholders and holders of Series B Preferred Stock, Series C Preferred Stock and Series F Preferred Stock of record at the close of business on April 25, 2003, are entitled to notice of and to vote at the meeting and any adjournments and postponements thereof. For a period of ten days prior to the meeting, a complete list of such stockholders is open to examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, located at 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217.

A Proxy Statement and Proxy are enclosed with this Notice.

By Order of the Board of Directors

Ray R. Rogers

Chairman, President and Chief Executive Officer

Dated: May 8, 2003

You are urged to fill in, sign, date and mail the enclosed Proxy as soon as possible. If you attend the meeting and vote in person, the Proxy will not be used. If the Proxy is mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy will save the expense involved in further communication.

OXIS INTERNATIONAL, INC.

6040 N. Cutter Circle, Suite 317

Portland, Oregon 97217

PROXY STATEMENT

This Proxy Statement is furnished to you in connection with the solicitation by the Board of Directors of OXIS International, Inc., a Delaware corporation (“OXIS” or the “Company”), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The University Club of Portland, 1225 SW Sixth Avenue, Portland, Oregon 97204, on Thursday, June 19, 2003 at 1:30 p.m. (local time) and at any subsequent time which may be necessary by the adjournment or postponement thereof.

If you were a holder of record of Common Stock, Series B Preferred Stock, Series C Preferred Stock or Series F Preferred Stock of the Company (collectively, the “Voting Stock”) at the close of business on April 25, 2003 (the “Record Date”), you are entitled to vote at the Annual Meeting and your presence is desired. However, to assure your representation at the Annual Meeting, you are urged by the Board of Directors of the Company (the “Board of Directors”) to sign and return the enclosed Proxy as soon as possible. You can, of course, revoke your Proxy at any time before it is voted if you so desire, either in person at the meeting or by delivery of a duly executed written statement to that effect delivered to the Secretary of the Company.

The Company is paying all costs of the solicitation of Proxies, including the expenses of printing and mailing to its stockholders this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission, in sending Proxies and proxy materials to the beneficial owners of the Voting Stock. Directors, officers and employees of the Company may also solicit Proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as directors, officers or employees.

At the close of business on the Record Date, 10,105,614 shares of Common Stock, 428,389 shares of Series B Preferred Stock, 96,230 shares of Series C Preferred Stock and 1,500,000 shares of Series F Preferred Stock were outstanding. Shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series F Preferred Stock are entitled to vote at the Annual Meeting. Each share of Common Stock outstanding as of the Record Date is entitled to one vote. Each share of Series B Preferred Stock outstanding as of the Record Date is entitled to .20 votes resulting in a total of 85,678 votes for all of the Series B Preferred Stock outstanding. Each share of Series C Preferred Stock outstanding as of the Record Date is entitled to the number of votes equal to the number of shares of Common Stock into which the Series C Preferred share is convertible, times 1.30, divided by the average closing bid price of the Company’s Common Stock during the fifteen (15) consecutive trading days immediately prior to the date such share of Series C Preferred Stock was purchased. As of the Record Date, each share of Series C Preferred Stock is entitled to .2222 votes, resulting in a total of 21,546 votes for all of the Series C Preferred Stock outstanding. Each share of Series F Preferred Stock outstanding as of the Record Date is entitled to the number of votes equal to the largest number of whole shares of Common Stock into which the Series F Preferred share is convertible. As of the Record Date, each share of Series F Preferred Stock is entitled to 10 votes, resulting in a total of 15,000,000 votes for all of the Series F Preferred Stock outstanding.

This Proxy Statement and the enclosed Proxy are first being mailed to the stockholders of the Company on or about May 8, 2003.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received at the Company’s executive offices on or before January 8, 2004, for inclusion in the Company’s Proxy Statement with respect to such meeting. Stockholders who intend to submit a proposal at the Company’s 2004 Annual Meeting without inclusion of such proposal in the proxy materials are required to provide advance notice to the Company no later than March 24, 2004.

PROXIES AND VOTE REQUIRED

Proxies

The Board of Directors selected Stuart S. Lang, Secretary and Director, and Richard A. Davis, Director, as proxies for the Annual Meeting. By submitting your proxy, you will authorize Messrs. Lang and Davis to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

Voting of Proxies; Right to Revoke

All properly executed Proxies that are not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of Proxy will be voted FOR election of the directors indicated on the Proxy and FOR adoption of the OXIS 2003 Stock Incentive Plan. Any other business properly before the stockholders at the meeting will be voted by the holders of the Proxy in accordance with the recommendation of the Board of Directors.

Any stockholder signing a Proxy has the power to revoke it prior to the Annual Meeting, or at the Annual Meeting, prior to the vote pursuant to instructions contained in the Proxy. A Proxy may be revoked by delivering to the Secretary of the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

Quorum

A quorum must be present before conducting any business at the Annual Meeting. To have a quorum present at the Annual Meeting, a majority of the shares of the Company outstanding and entitled to vote at the meeting must be represented in person or by proxy. A majority of the outstanding shares of Voting Stock (expressed as common stock equivalents) means at least 12,606,420 shares of Voting Stock. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

Vote Required

Directors must be elected by a plurality of the votes cast. Accordingly, shares not voted in the election of directors (including shares covered by a Proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a Proxy as to which authority is withheld to vote for only one or fewer than all of the identified nominees) will not prevent the election of any of the nominees for director. The adoption of the OXIS 2003 Stock Incentive Plan, and any other matter submitted to the shareholders, must be approved by a majority of the votes cast.

If your shares are treated as a broker non-vote or abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Abstentions will also be counted as shares present and entitled to be voted. Accordingly, abstentions will have the same effect as a vote against any proposal other than the election of directors, as described above. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters that the broker has not expressly voted. For more information on broker non-votes, please see “Broker Non-Votes” below.

Broker Non-Votes

“Broker Non-Votes” occur when a broker holding shares of stock in street name withholds its vote on certain non-routine matters because the broker has not received instructions from the beneficial owner of those shares of stock and does not have discretionary authority to vote on such non-routine matters without such instructions. Brokers holding shares of stock in street name must receive specific instructions from the beneficial owners in order to have the authority to vote, in person or by Proxy, on certain non-routine matters. When a beneficial owner does not give specific instructions to the broker, the broker, as the holder of record, is entitled to vote only on matters that the New York Stock Exchange has determined are routine and must withhold its votes as to any non-routine matters. When a Proxy solicitation includes a non-routine proposal and the broker does not receive specific instructions from the beneficial owner for that proposal, the resulting Proxy is considered a “limited Proxy.” Shares represented by limited Proxies are considered present for quorum purposes. However, shares represented by limited Proxies are not considered present for purposes of determining the shares present and entitled to be voted with respect to the non-routine proposal. The resulting broker non-vote will not be counted for or against such non-routine proposal.

Election of Directors is a routine matter upon which brokers can cast votes with or without specific instructions from the beneficial holders and such brokers’ votes will be counted for purposes of determining whether such Proposal has been approved. Adoption of the OXIS 2003 Stock Incentive Plan is a non-routine proposal. Shares represented by limited Proxies will not be considered present for purposes of determining the total number of shares with voting power present with regard to this proposal. Consequently, Broker non-votes will not be counted for or against this proposal.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors currently consists of seven individuals, all of whom have been nominated for election at the Annual Meeting. Unless otherwise instructed, the Proxy holders will vote the Proxies held by them for the Company’s seven nominees. If any such nominee is unable or declines to accept nomination or election, the Proxies will be voted for any nominee who may be recommended by the present Board of Directors. Directors are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The names and ages of the seven nominees for director are set forth below:

Name	Age	Position	Director Since
Ray R. Rogers	63	Chairman of the Board, President and Director	1994
Richard A. Davis	67	Director(1)	1998
Timothy C. Rodell	52	Director	2000
Stuart S. Lang	66	Secretary and Director(1)	1996
Marvin S. Hausman	61	Director	2002
Thomas M. Wolf	59	Director(1)	2002
William G. Pryor	63	Director(1)(2)	2002

(1)	Member of Audit and Compensation Committees. Mr. Wolf resigned from the Audit Committee on November 7, 2002. Mr. Pryor was appointed to the Audit and Compensation Committees on November 7, 2002.
(2)	Appointed to the Board of Directors on November 7, 2002; not previously elected by the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Securities

Common Stock

The following table sets forth certain information, as of April 1, 2003, with respect to persons known to the Company to be the beneficial owner, directly and indirectly, of more than five percent of the Company’s Common Stock and beneficial ownership of such Common Stock by directors and executive officers of the Company.

Name and, as appropriate, address of beneficial owner	Amount and nature of beneficial ownership		Percent of class(1)
Meridian Financial Group, L.L.P. 516 West Sprague Spokane, WA 99201	16,500,000	(2)	34.70%
Pictet & Cie 29 Bd Georges Favon P.O. Box 5130 1204 Geneva, Switzerland	2,059,030	(3)	6.39%
Richard A. Davis	37,340	(4)(6)	*
Sharon Ellis	365,000	(4)	*
Marvin S. Hausman	2,780,550	(2)(4)	8.96%
Stuart S. Lang	22,400	(4)	*
William G. Pryor	30,000	(4)	*
Dr. Timothy C. Rodell	267,202	(4)	*
Ray R. Rogers	1,505,347	(4)(5)	4.85%
Thomas M. Wolf	30,000	(4)	*
Executive officers and directors as a group—8 persons	5,007,839	(7)	16.13%

*	Less than one percent.
(1)	As required by regulations of the Securities and Exchange Commission, the number of shares in the table includes shares which can be purchased within 60 days, or, shares with respect to which a person may obtain voting power or investment power within 60 days. Also required by such regulations, each percentage reported in the table for these individuals is calculated as though shares which can be purchased within 60 days have been purchased by the respective person or group and are outstanding.

(2)	Represents Dr. Hausman’s indirect beneficial ownership of common stock by reason of his ownership interests in Meridian Financial Group, L.L.P. Dr. Hausman is a limited partner in Meridian which owns all 1,500,000 shares of the Company’s Series F Preferred Stock issued and outstanding and a common stock purchase warrant for 1,500,000 shares (Dr. Hausman’s limited partnership percentage interest is 3.3%). Each share of Series F Preferred Stock is presently convertible into ten shares of OXIS common stock. Dr. Hausman is also the President of Triax Capital Management, Inc., which is the Managing Partner of Meridian Financial Group, L.L.P. Triax’s partnership interest is 13.3%. For further information about Meridian Financial Group, L.L.P., see discussion below in this table under the heading “Series F Preferred Stock”.

(3)	The holdings of Pictet & Cie include warrants exercisable for 1,190,309 shares of common stock.

(4)	The holdings of director Davis include 20,000 shares of common stock subject to options. The holdings of director Hausman include 30,000 shares of common stock subject to options. The holdings of director Lang include 22,000 shares of common stock subject to options. The holdings of director Pryor include 30,000 shares of common stock subject to options. The holdings of director Rodell include 266,202 shares of common stock subject to options. The holdings of Ray R. Rogers include 1,347,988 shares of common stock subject to options. The holdings of director Wolf include 30,000 shares of common stock subject to options. The holdings of Sharon Ellis include 365,000 shares of common stock subject to options.

(5)	Included are 2,000 shares of common stock owned by his individual retirement account, as to which Mr. Rogers exercises voting and investment power.

(6)	Mr. Davis’ holdings include 2,340 shares of common stock owned by Mr. Davis jointly with his spouse.

(7)	Includes 2,111,190 shares of common stock subject to options.

Series B Preferred Stock

The following table sets forth certain information, as of April 1, 2003, with respect to persons known by the Company to be the beneficial owner of more than five percent of the Company’s Series B Preferred Stock.

Name and address	Amount and nature of beneficial ownership	Percent of class
S.R. One Limited 200 Barr Harbor Drive, Suite 250 W. Conshohocken, PA 19428	428,389	100.00%(1)

(1)	S. R. One Limited owns beneficially 581,200 shares of Common Stock, including the 85,678 shares receivable upon conversion of the Series B Preferred and 177,812 shares subject to its Common Stock purchase warrant.

Series C Preferred Stock

The following table sets forth certain information, as of April 1, 2003, with respect to persons known by the Company to be the beneficial owner of more than five percent of the Company’s Series C Preferred Stock.

Name and address	Amount and nature of beneficial ownership	Percent of class
American Health Care Fund, L.P. 2748 Adeline, Suite A Berkeley, CA 94703	77,000	80%

Megapolis BV Javastraaat 10 2585 The Hague, Netherlands	19,230	20%

Series F Preferred Stock

The following table sets forth certain information, as of April 1, 2003, with respect to persons known by the Company to be the beneficial owner of more than five percent of the Company’s Series F Preferred Stock.

Name and address	Amount and nature of beneficial ownership	Percent of class
Meridian Financial Group, L.L.P. 516 West Sprague Spokane, WA 99201	1,500,000	100.00%

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding the nominees for director and the executive officers of the Company.

Ray R. Rogers

Age: 63

Chairman of the Board, President and Chief Executive Officer.    Mr. Rogers was the founder and Chairman of the Board of International BioClinical, Inc. (“IBC”) until 1994, when he became Chairman of OXIS International, Inc. Mr. Rogers became Chief Executive Officer of OXIS effective March 18, 1998. He also served as Chairman and President of DDI Pharmaceuticals, Inc. from 1993 until the completion of the acquisition of IBC and Bioxytech, which resulted in the creation of OXIS. Mr. Rogers served on the Supervisory Board of OXIS International, S.A., the Company’s French subsidiary, from 1994 until 1996. As part of a Board-approved plan to establish new senior management, Mr. Rogers resigned as President and Chief Executive Officer effective February 15, 2000, and as Chairman of the Board effective June 30, 2000. Pursuant to his Executive Separation and Employment Agreement dated April 3, 2000, Mr. Rogers then became a Special Advisor to the Company. He continued as a member of the Board of Directors. The new senior management plan, which was begun in early 2000, was not completed and, as a result, Joseph F. Bozman, Jr. was appointed as Chairman of the Board, President and CEO and served from August, 2000 through June 2001. Upon Mr. Bozman’s retirement from those positions, the Board appointed Mr. Rogers as the interim President, Chief Executive Officer and Chairman effective August 1, 2001. For further information regarding Mr. Rogers’ re-employment with OXIS, see discussion below under the heading “Employment Contracts”. Over the years Mr. Rogers has served on both for-profit and non-profit boards and has also been active in biotechnology in Oregon serving as Chairman of the Oregon Biotechnology Association during 1993 and 1994.

Richard A. Davis

Age: 67

Director.    Mr. Davis has retired as President and Chief Executive Officer of Pentzer Corporation, a private investment company and subsidiary of AVISTA Corp. He is currently involved as a private investor. He has 20 years of service with Pacific Northwest Bell (now a part of Qwest Communications). He served as Chief of Staff to former Washington Governor Booth Gardner, chief executive of the State of Washington’s Department of Labor and Industries and director of the state’s Office of Financial Management during the period, January 1985 to January 1990. Mr. Davis received a B.S. degree from the University of Oregon and attended advanced programs at both the University of Illinois and Stanford University. He has served as an advisor to the Washington State Investment Board, served on the Board of Regents for Washington State University and the Washington Technology Alliance Board, as Chairman of the Association of Washington Business, and has served on the boards of several medical diagnostic companies.

Sharon Ellis

Age: 53

Chief Financial and Operating Officer.    Ms. Ellis was appointed to this executive position effective April 8, 2002. Ms. Ellis joined OXIS in April 2001. Ms. Ellis has over 25 years’ experience in positions of Financial and Operations management. Ms. Ellis has four years’ experience in the biotechnology field, another 12 years in medical related businesses, as well as substantial manufacturing experience. Ms. Ellis has expertise in the management of Operations, Information Technology, Human Resources, Accounting, Finance and Administration.

Marvin S. Hausman, M.D.

Age: 61

Director.    Dr. Hausman has served since 1997, at various times, as a director and President and Chief Executive Officer of Axonyx, Inc., a public company listed on Nasdaq NM, and its predecessor, and currently serves in all three such positions. Dr. Hausman was a founder of Medco Research Inc., a pharmaceutical biotechnology company specializing in adenosine products. He has thirty years’ experience in drug development and clinical care. Dr. Hausman received his medical degree from New York University, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a lecturer, Clinical Instructor and Attending Physician at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a consultant on Clinical/Pharmaceutical Research to various pharmaceutical companies, including Bristol-Meyers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb. Since October 1995 Dr. Hausman has been the President of Northwest Medical Research Partners, Inc., a medical technology and transfer company. He was a member of the board of directors of Medco Research, Inc., from May 1996 to July 1998. Dr. Hausman has been a member of the board of directors of Regent Assisted Living, Inc., a company specializing in building assisted living centers including care of senile dementia residents, since March 1996.

Stuart S. Lang

Age: 66

Director and Secretary.    Mr. Lang has worked in the accounting field for over 25 years. He has been a tax partner and subsequently partner in charge of the Portland office of a national CPA firm. He founded a local accounting firm, The Lang Group, in Portland, Oregon in 1985, and was managing member of that firm until 1997 when it combined with Moss Adams, LLP. Mr. Lang currently divides his time between public accounting and as an officer of a merger and acquisition advisory company. Mr. Lang is past Chairman of IA International, an international affiliation of independent accounting firms. He has served as a member of AICPA tax subcommittees, including Responsibilities in Tax Practice, and as chairman of the OSCPA Taxation and Estate Planning Committees. Mr. Lang also serves as the Secretary of the Company, which, under the Company’s governance structure, is not an executive officer.

William G. Pryor

Age: 63

Director.    Mr. Pryor has over 40 years of executive manufacturing experience. His career has included positions of Logistics Management, Division Controller, Strategic Planning, and Division President (in five different businesses). He has also been Corporate Vice President of Operations, Corporate President, Chief Operating Officer and Chief Executive Officer of a New York Stock Exchange Company. As President and a Board Member of Van Dorn Demag Corporation, he was one of a four-member board, which was responsible for the worldwide operations of Mannesmann Demag’s plastic machinery business (the largest manufacturer of plastic injection molding machines in the world. Mr. Pryor has also been responsible for businesses operating in the timber harvesting industry, consumer products, auto OEM, containers, construction tools, and plastic injection molding industry. He has extensive global experience in marketing, Just-In-Time manufacturing and Total Quality Management theory and implementation. He is also a member of the Oglebay Norton Company Board of Directors.

Timothy C. Rodell

Age: 52

Director.    Board-certified in Internal Medicine and Pulmonary Medicine, Dr. Rodell received his M.D. from University of North Carolina School of Medicine in 1980. Dr. Rodell also served as a post-doctoral research fellow at the Webb-Waring Lung Institute in Denver, Colorado. Prior to joining OXIS, Dr. Rodell was the Executive Vice President of Operations and Product Development for Cortech, Inc. Dr. Rodell became Chief

Technology Officer of the Company in the first quarter of 2000 and served in that position through October, 2000. Dr. Rodell was President of OXIS Therapeutics, Inc., during the period March, 1998 through October 2000 and was the Chief Operating Officer of OXIS from March 1, 1996 until March 18, 1998. From 1999 until early 2002, Dr. Rodell was President and Chief Executive Officer of RxKinetix, Inc. in Louisville, Colorado. He is currently Managing Partner of MTR, Inc., a healthcare consulting company.

Thomas M. Wolf

Age: 59

Director.    Since 1997 Mr. Wolf has served as the Chief Executive Officer and Managing Director of Xenos Bioresources, Inc., an importer of pharmaceutical and nutraceutical raw materials. Prior to his employment at Xenos, he worked for Parke-Davis, Wyeth, Pharmacia, Sigma Chemical and ISP. Mr. Wolf earned a B.A. in biology from Earlham College in 1965 and an M.B.A. in marketing from Wayne State University in 1975. He also pursued graduate studies at St. Louis University in the field of physiology in 1966.

CORPORATE GOVERNANCE

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, the Company’s business and affairs are managed under the direction of the Board of Directors.

Meetings of the Board.    The OXIS Board of Directors met nine times during the year ended December 31, 2002, often by telephonic communication. In addition, management and members of the Board communicate informally from time to time. Each of the directors attended at least 75% of the meetings of the Board held during the period for which such person served as a director.

Committees of the Board.    There are two standing committees of the Board, Audit and Compensation.

•	Audit Committee. Information about this committee is set forth in the Audit Committee Report included elsewhere in this Proxy Statement.

•	Compensation Committee. This committee administers the Company’s 1994 Stock Incentive Plan and will administer the new 2003 Stock Incentive Plan if it is approved by the shareholders. It also administers other compensation plans and arrangements and acts upon such other compensation matters as may be referred to it by the Board. Members of this committee are Richard A. Davis, Stuart S. Lang, Tom Wolf, and William G. Pryor, who assumed his committee membership in November 2002 when he was appointed to the Board. He is also a member of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee members are Richard A. Davis, Stuart S. Lang and William G. Pryor. Mr. Pryor became a member of the Audit Committee in November 2002, at which time Thomas M. Wolf (an incumbent director standing for reelection) retired from the Committee. The Company has determined, in accordance with the rules of the Securities and Exchange Commission (“Commission”), that Mr. Lang is an “audit committee financial expert.” All of the members of the Audit Committee are independent in accordance with Rule 4200(a)(15) of the National Association of Securities dealers listing standards. The members of this Committee currently serving are independent directors. The Audit Committee assists the Board of Directors in its oversight of the Company’s financial statements and reporting processes. Management has the direct and primary responsibility for the financial statements and these reporting processes, including the Company’s systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether these financial statements conform with generally accepted accounting principles.

In 2002 the Audit Committee approved the appointment of Williams & Webster, P.S. to audit the Company’s financial statements beginning with the financial statements for the year ended 2002. The Audit Committee met three times during 2002, and from time to time members of the Committee also reviewed other materials of a financial nature involving the Company. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors together and separately. These discussions and reviews included discussion of significant accounting policies, the auditors’ assessment of the quality of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received affirmation of the independence of the independent auditors as required by Independence Standards Board Standard No. 1. The Audit Committee has approved the continuation of Williams & Webster, P.S. to audit the company’s financial statements for 2003.

The Committee’s Charter was first adopted in June 2000. In view of the 2002 legislative initiatives (Sarbanes-Oxley Act of 2002) and related regulatory initiatives, the Audit Committee has revised its Charter effective April 16, 2003, and that revised Charter appears as Appendix A to the Proxy Statement. Neither this Audit Committee Report nor the Audit Committee Charter will be deemed incorporated by reference into any other filing absent an express reference thereto.

Based on the reviews and discussions referred to above, and reliance on management and the independent auditors, and subject to the limitations of the Audit Committee’s role, the Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Commission.

The foregoing report has been submitted by members of the Audit Committee: Stuart S. Lang (Chair), Richard A. Davis and William G. Pryor.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors

The Company pays an annual fee of $4,000 to each non-employee director and an additional $1,000 to non-employee directors for serving as committee chair. During 2002, OXIS did not make payments under this policy. Payments will resume in 2003. The Company does not pay meeting fees but directors are reimbursed for their expenses incurred in attending meetings. Employee directors receive no compensation as directors.

Under the Company’s 2003 Stock Incentive Plan, non-employee directors will be automatically awarded options to purchase 30,000 shares of Common Stock upon becoming directors of the Company and automatically awarded options to purchase 5,000 shares of Common Stock annually thereafter.

Executive Officers

Summary	Compensation Table

The following table shows the compensation paid during the last three years to Company executive officers who received more than $100,000, or served as Chief Executive Officer (each, a Named Executive Officer), during any such year:

		Annual Compensation			Long Term Compensation Awards Options
Name and Position	Year	Salary		Bonus
Ray R. Rogers	2002		$234,000	—	400,000	(5)
Chairman of the Board, President and Chief Executive Officer (1)	2001 2000	$ $	215,000 240,000	— —	470,588 200,000	(6) (7)
Joseph F. Bozman, Jr. . Former Chairman of the Board, President and Chief Executive Officer (2)	2002 2001 2000	$ $	— 90,000 58,000	— — —	— — 415,000	(7)
Humberto V. Reyes Former President, OXIS Health Products, Inc., a subsidiary of the Company (3)	2002 2001 2000	$ $	— 255,000 182,000	— — —	— — 100,000	(7)
Sharon Ellis Chief Operating Officer and Chief Financial Officer, effective April 8, 2002	2002 2001 2000		107,000 58,000 —	— — —	335,000 30,000 —	(5) (6)
Jon S. Pitcher Former Vice President, Chief Financial Officer and Secretary (4)	2002 2001 2000	$ $	— 115,000 135,000	— — —	— — 100,000	(7)

(1)	Mr. Rogers resigned his position as the Company’s Chief Executive Officer effective February 15, 2000, and as the Company’s Chairman of the Board of Directors effective June 30, 2000. Mr. Rogers was reemployed by the Board and appointed as the Company’s interim Chairman, President and Chief Executive Officer on August 1, 2001.

(2)	Mr. Bozman resigned his position as the Company’s Chairman of the Board, President and Chief Executive Officer effective June 30, 2001.

(3)	Mr. Reyes resigned as President of OXIS Health Products, Inc. effective September 30, 2001.

(4)	Mr. Pitcher resigned as Vice President, Chief Financial Officer and Secretary effective March 31, 2001.

(5)	Options to purchase 400,000 shares of common stock awarded to Mr. Rogers and 335,000 shares of common stock awarded to Ms. Ellis as part of their 2002 compensation.

(6)	Options to purchase 470,588 shares of Common Stock awarded to Mr. Rogers and 30,000 shares of common stock awarded to Ms. Ellis as part of their 2001 compensation.

(7)	Options to purchase 200,000 shares of Common Stock awarded to Mr. Rogers, options to purchase 415,000 shares of Common Stock awarded to Mr. Bozman, options to purchase 100,000 shares of Common Stock awarded to Mr. Reyes and options to purchase 100,000 shares of Common Stock awarded to Mr. Pitcher as part of their 2000 compensation.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows options granted in 2002 to the named Executive Officers.

Individual Grants
Name	Number of common shares underlying grant	% of total options granted to employees in 2002		Exercise price per share		Expiration Date
Ray R. Rogers	400,000	46%			$0.13	December 16, 2012
Joseph F. Bozman, Jr.	None	—			—	—
Sharon Ellis	50,000 285,000	6 33	% %	$ $	0.22 0.13	June 14, 2012 December 16, 2012
Jon S. Pitcher	None	—			—	—
Humberto V. Reyes	None	—			—	—

FISCAL YEAR END OPTION VALUES

During 2002 no options were exercised by any of the Company’s executive officers. At December 31, 2002 options issued to the aforementioned executive officers and included in the Summary Compensation Table above and then outstanding are shown as follows:

	Number of common shares underlying unexercised options at December 31, 2002		Value of unexercised in-the-money options at December 31, 2002
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ray R. Rogers	1,081,321	266,667	$90,588	$40,000
Joseph F. Bozman, Jr.	20,000	—	—	—
Sharon Ellis	189,166	175,834	25,875	21,375
Humberto V. Reyes	280,000	—	—	—
Jon S. Pitcher	194,000	—	—	—

EMPLOYMENT CONTRACTS

As previously reported in filings with the Commission, the Company has entered into an Executive Separation and Employment Agreement with Ray R. Rogers, effective originally April 3, 2000, and amended effective August 1, 2001 (when Mr. Rogers was re-employed by the Company as the interim President and Chief Executive Officer). Under the terms of his agreement, Mr. Rogers’ term of employment was automatically extended through June 30, 2003 (subject to earlier termination should the Company engage the services of a permanent Chief Executive Officer). Under the terms of his agreement as amended, Mr. Rogers’ annual base salary was adjusted to an annual rate of $200,000 when Meridian Financial Group LLP completed its Series F Preferred Stock financing March 1, 2002 (see discussion under “Certain Relationships and Related Transactions” set forth elsewhere in this Proxy Statement). Most of the stock options provided to Mr. Rogers under his amended employment agreement (392,150 shares) were vested at the time this financing was completed. Based upon successful completion of this financing, the remaining portion of the option (78,438 shares) was accelerated to full vesting, and Mr. Rogers received a bonus of $33,000, in exchange for cancellation of Mr. Rogers’ right to receive a further 10% bonus based on sales of certain OXIS technology. Under the terms of his amended employment agreement, if Mr. Rogers’ employment is terminated during the employment term by the Company without cause (as defined) or by Mr. Rogers for good reason (as defined), he would be entitled to severance for a period of 12 months following such termination. “Severance” would include payment of then current base salary and COBRA premiums payable in accordance with the Company’s normal payroll procedures; and immediate full vesting of any unvested stock options with a two-year period from the date of such employment termination to exercise such vested options (provided, however, if the option maturity date occurs sooner than this extended expiration date, then the shorter period governs).

As previously reported to the Company’s stockholders, Mr. Reyes and Mr. Pitcher also entered into employment agreements effective April 3, 2000. Both of these employees terminated their service with the Company in 2001, and their severance payments triggered by such employment termination have been paid in full. All stock options vested in Messrs. Reyes and Pitcher at the time of employment termination are reported above and must be exercised, if at all, in 2003. There was no employment contract for Joseph Bozman. There is currently no employment contract with Sharon Ellis.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 with respect to shares of the Company’s common stock that may be issued under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,173,823	(1)	$1.50	2,076,177	(3)
Equity compensation plans not approved by security holders	5,160,303	(2)	$0.98	—

Total	7,334,126			2,076,177

(1)	Represents 2,173,823 outstanding options under the Company’s 1994 Stock Incentive Plan

(2)	Includes 220,176 options issued as compensation to executives and consultants outside the Company’s 1994 Stock Incentive Plan and 4,940,127 warrants issued in conjunction with preferred stock transactions.

(3)	Includes 2,076,177 shares available for issuance (until July 1, 2003) under the Company’s 1994 Stock Incentive Plan (assuming the 2003 Stock Incentive Plan is approved by Shareholders).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors (without Tom Wolf participating) has agreed in principal, subject to certain modifications yet to be approved, for the Company to contract with Xenos Nutraceuticals, Inc. Tom Wolf, a director, is sole owner of Xenos. The agreement between the parties is expected to include a term of three (3) years and a five percent (5%) commission on net bulk sales of Ergothioneine derived from sales initiated by Xenos.

As discussed above under the heading “Beneficial Ownership of Securities—Series F Preferred Stock,” the Company completed a private offering of 1.5 million shares of its Series F Preferred stock to Meridian Financial Group, L.L.P. effective March 1, 2002. Each share of Series F Preferred stock is convertible into ten shares of common stock and is entitled to ten votes on any matter presented to the stockholders of the Company for a vote. As such, Meridian’s ownership of the Series F Preferred means that it effectively controls the Company. Dr. Marvin S. Hausman, currently a member of the Board of Directors and a nominee for director at this Annual Meeting, is a limited partner of Meridian and the president of its managing partner, Triax Capital Management, Inc. Meridian also holds a warrant to purchase up to 1.5 million shares of the Company’s common stock at $1.00 per share. This warrant expires March 1, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). In 2002 officers, directors and greater-than-10% stockholders were required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they filed. Based solely on a review of the copies of such reports furnished to the Company in 2002, the Company has determined that the following reporting person subject to Section 16(a) have now filed reports but not on a timely basis: William G. Pryor whose initial Form 3 was filed on November 13, 2002, four days late.

CHANGES IN THE COMPANY’S CERTIFYING ACCOUNTANT

As reported to the Commission on July 19, 2002, the Company, as a cost conservation measure, on July 15, 2002, upon the recommendation of the Audit Committee of the Board of Directors, engaged the services of Williams & Webster, P.S. (“W&W”) to report on the Company’s year-end financial statements for the calendar year ending December 31, 2002. Accordingly, the Company dismissed its prior independent accountants, King Griffin Adamson (“KGA”) on July 15, 2002. KGA’s independent auditor’s report on the Company’s consolidated financial statements for the calendar years 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph relating to the Company’s ability to continue as a going concern. There were no disagreements between the Company and KGA on any matters of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of KGA, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. KGA’s letter confirming these matters accompanies the 8-K report filed with the Commission on July 19, 2002.

A representative of Williams & Webster, P.S. is not expected to attend the Annual Meeting. Management of the Company believes it is capable of responding to any appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by Williams & Webster, P.S. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, were $41,000. Fees billed to the Company by KGA during the 2002 fiscal year for reviews of financial statements included in the Company’s quarterly reports of Form 10-Q for the 2002 fiscal year and services at year-end 2002 were $6,000.

All Other Fees

The Company did not engage W&W or KGA to provide advice to the Company regarding financial information systems design and implementations or other non-audit services during the 2002 fiscal year.

PROPOSAL NO. 2—APPROVAL OF THE ADOPTION OF THE 2003 STOCK INCENTIVE PLAN

(Item 2 On Proxy Card)

On April 16, 2003, The Board of Directors approved the adoption of the Company’s 2003 Stock Incentive Plan (the “2003 Plan”) to be effective July 1, 2003, and the reservation of 3,000,000 shares of the Company’s Common Stock for issuance thereunder. At the Annual Meeting, the stockholders are requested to consider and approve the adoption of the Plan. The 2003 Plan will replace the Company’s current Stock Incentive Plan (the “1994 Plan”), which was originally approved by the stockholders in September 1994 and is scheduled to expire in April 2004. The approval of the 2003 Plan will give the Company needed certainty and flexibility in designing and managing equity-based compensation to meet the needs of its growing business over an extended period of time. The Board of Directors believes that adopting the 2003 Plan will help ensure OXIS’ ability to attract and retain the best available individuals to serve as employees, officers, directors, consultants, independent contractors and advisors of OXIS.

Summary of the Plan

The Plan permits granting stock options to acquire shares of OXIS’ Common Stock (“Options”), awarding stock bonuses of OXIS’ Common Stock, selling shares of OXIS’ Common Stock (collectively, the “Awards”). Both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options (“NQSOs”) may be granted under the Plan.

Awards under the Plan are made in the discretion of the Board of Directors or its designated committee(s) and therefore are not determinable, except for certain automatic awards to directors of OXIS who are not employees of either OXIS or a subsidiary of OXIS (the “Non-Employee Directors”). See “Options—Non-Employee Director Formula Option Grants,” below. Options granted to any optionee in a single fiscal year may not cover more than 500,000 shares.

A copy of the 2003 Stock Incentive Plan is attached to this Proxy Statement as Appendix B.

Purpose

The purposes of the Plan are to attract, retain and provide equity incentive to selected persons to promote the financial success of OXIS. The Board of Directors believes that it is essential to the future of OXIS that OXIS be in a position to grant Awards under a stock incentive plan to selected employees, officers, directors, consultants, independent contractors and advisors in order for OXIS to remain competitive in attracting and retaining such individuals.

Administration

The Plan will be administered by the Board’s Compensation Committee (the “Plan Committee”) and is comprised of at least two “Non-Employee Directors within the meaning of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors may also appoint a secondary committee of the Board to administer the Plan with respect to awards to employees, consultants, independent contractors and advisors who are not considered officers or directors of OXIS under Section 16 of the Exchange Act. The interpretation and construction of any provision of the Plan or any related agreement by the Plan Committee is final and binding. With the exception discussed below in “Options—Non-Employee Director Formula Option Grants,” the Plan Committee (with Board approval as necessary) selects the persons to whom Awards will be granted, determines the type of Award, the number of shares to be covered by any Options awarded, the exercise price of any such Options, the period during which any such Options may be exercised and all other terms and conditions of Awards.

The Plan Committee has the power to modify, extend or renew outstanding options and to authorize the grant of new options, respectively, in substitution of options previously granted. Written consent of the option holder is required to any action that impairs any rights under any option previously granted.

Annual Increase in Shares

As of January 1 of each year, beginning with the year 2005, the aggregate number of options and restricted shares that may be awarded under the Plan will automatically increase by 300,000 shares.

Eligibility

The Plan provides that Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of OXIS or any parent, subsidiary or affiliate of OXIS. ISOs may be granted only to employees (including officers and directors who are also employees) of OXIS or any parent, subsidiary or affiliate of OXIS. See “Certain United States Federal Income Tax Information” below for information concerning the tax treatment of ISOs and NQSOs.

As of April 1, 2003, there were seven directors of OXIS (six of whom are Non-Employee Directors) and one OXIS officer (who is not a director) eligible to participate in the Plan. There are approximately 13 employees of OXIS and its subsidiaries who are not serving as officers who are also eligible to participate in the Plan. It is not possible to estimate the number of consultants, independent contractors and advisors who are or may become eligible to participate in the Plan.

Options

Grant of Options

The date of grant of an Option is the date on which the Plan Committee makes the determination to grant the Option unless a different date is specified by the Plan Committee. Option grants are evidenced by a written stock option grant. OXIS will receive no consideration for the granting of Options. Subject to the express provisions of the Plan, the exercise of an Option will be subject to such terms, conditions and restrictions as the Plan Committee may impose in its sole discretion, including restrictions concerning transferability, repurchase and forfeiture.

Options are exercisable on the terms set forth in the stock option grant; provided that no Option will be exercisable after the expiration of ten years from the Option grant date, and no ISO granted to an employee who is a ten percent stockholder of OXIS will be exercisable after the expiration of five years from the Option grant date. The Plan Committee may accelerate the earliest exercise date of any Option. Options will expire following the termination of employment or other service with OXIS on the terms set forth in the stock option grant.

Stock option grants will impose a $100,000 limit to the aggregate fair market value (calculated as set forth in “Option Price” below) of stock with respect to which ISOs, whether granted under the Plan or any other ISO plan of OXIS or its parent or subsidiary, are exercisable for the first time by an optionee during any calendar year. The above limitations are driven by provisions of the Code and are subject to change in the event that the relevant sections of the Code or regulations promulgated thereunder are amended.

Option Price

The exercise price of a NQSO will be not less than eighty-five percent (85%) of the fair market value of the shares underlying the Option on the date the Option is granted. A stock option grant for an NQSO may specify an exercise price that varies in accordance with a predetermined formula while the NQSO is outstanding. The exercise price of an ISO will be no less than one hundred percent (100%) of the fair market value of the shares on the date the Option is granted, unless the person to whom the Option is granted is a ten percent (10%) stockholder of OXIS in which case the exercise price will be not less than one hundred ten percent (110%) of the fair market value of the shares on the date the Option is granted. The Plan Committee has the power, within certain limitations, to reduce the exercise price of outstanding Options.

For purposes of the Plan, the fair market value of a share of OXIS’ Common Stock on a given date will be the closing price in the over the counter market (Bulletin Board) on the last trading day prior to the date of determination, as publicly reported. The closing price per share of OXIS’ Common Stock on April 21, 2003 was $0.13.

The method of payment for shares issued upon exercise of Options granted under the Plan will be determined by the Plan Committee and may consist of cash, cancellation of indebtedness, other shares of OXIS Common Stock and certain other methods permitted by law.

Non-Employee Director Formula Option Grants

Each member of the Board of Directors who is not an employee of OXIS or of any parent, subsidiary or affiliate will receive a one-time grant of an NQSO covering 30,000 shares on the date he or she first joins the Board of Directors. Such grants will become exercisable in two equal annual installments, with the first installment becoming exercisable immediately and the second installment becoming exercisable on the first anniversary of the date of grant. Non-Employee Directors also will receive an annual award of an NQSO covering 5,000 shares upon the conclusion of each OXIS annual stockholders’ meeting held in the year 2004 and thereafter.

Stock Bonuses

The Plan Committee may award shares under the Plan as stock bonuses for no consideration or for such minimum consideration as may be required by applicable law in an amount and form as determined by the Plan Committee. An award of a stock bonus will be subject to such terms, conditions and restrictions as the Plan Committee may impose in its sole discretion, including restrictions concerning transferability, repurchase and forfeiture. The recipient of a stock bonus must also satisfy any applicable federal, state or local tax withholding requirements.

Stock Sales

The Plan Committee may issue shares of OXIS Common Stock under the Plan for such amount (no less than par value) and form of consideration as determined by the Plan Committee. A stock sale under the Plan will be subject to such terms, conditions and restrictions as the Plan Committee may impose in its sole discretion, including restrictions concerning transferability, repurchase or forfeiture. The purchaser must also satisfy any applicable federal, state or local tax withholding requirements.

Adjustment Upon Changes in Capitalization and Corporate Transactions

In the event that the number of outstanding shares of Common Stock of OXIS is increased or decreased by a change in the capital structure of OXIS without consideration, such as stock splits or dividends, or, if a substantial portion of the assets of OXIS are distributed without consideration to the stockholders of OXIS in a spin-off or similar transaction, appropriate adjustments will be made in the number or kind of shares available for Awards under the Plan, the number or kind of shares subject to outstanding Options and the exercise price per share of such Options.

In the event of a merger, consolidation, or similar occurrence where OXIS is not the surviving corporation, or the sale of all or substantially all of the assets of OXIS, outstanding Awards will be subject to the agreement of merger and reorganization. Such an agreement may provide for the continuation, assumption or substitution of outstanding awards, the acceleration of vesting of outstanding awards, or settlement of the full value of outstanding awards followed by cancellation of such awards.

Plan Amendment and Termination

Except as described below, the Board of Directors may amend the Plan at any time or may terminate the Plan without stockholder approval. However, no action may be taken which would impair the rights of any recipient of an Award without the consent of such recipient. The Plan will remain in effect until terminated by the Board of Directors, provided, however that no incentive stock options may be awarded under the Plan on or after the 10th anniversary of the later of the date the Board of Directors adopted the Plan or the date when the Board of Directors adopted the most recent increase in the number of shares available for issuance under the Plan that was approved by the stockholders of OXIS.

Stockholder approval is required for amendments to the Plan to the extent required by applicable laws, regulations or rules. Amendments that require stockholder approval include any amendment that increases the total number of shares for which Awards may be granted, extends the duration of the Plan, extends the period during and over which Options may be exercised under the Plan, or changes the class of persons eligible to receive awards granted under the Plan (except as may be required to comport with changes in the Code, ERISA or regulations promulgated thereunder).

Certain United States Federal Income Tax Information Regarding Options

Options granted under the Plan may be either ISOs, as defined in Section 422 of the Code, or NQSOs.

Incentive Stock Options

If an Option granted under the Plan is an ISO, the optionee will recognize no income as a result of the ISO grant and will incur no income tax liability at the time of exercise unless the optionee is subject to the alternative minimum tax. OXIS will not be allowed a deduction for federal income tax purposes as a result of the exercise of the ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of option exercise or the sale price of the stock. OXIS will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonqualified Stock Options

All Options that do not qualify as ISOs under the Code are NQSOs. Generally, an optionee will not recognize any taxable income at the time the optionee is granted a NQSO. However, upon exercise of the Option, the optionee will recognize ordinary income for income tax purposes equal to the excess of the then fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of OXIS will be subject to tax withholdings by OXIS by payment in cash or out of the current earnings paid to the optionee. OXIS will be allowed a deduction for federal tax purposes in an amount equal to the income recognized by the optionee so long as OXIS has met all applicable withholding requirements and so long as the exercise of the option by optionee does not cause OXIS to violate the limits on executive compensation set forth in Section 162(m) of the Code. If the optionee holds such shares for more than one year following exercise of the option, any gain realized upon disposition will be treated as long-term capital gain. If the shares are sold within one year after the exercise date, any gain realized upon disposition will be treated as short-term capital gain. The gain realized upon disposition will be the excess, if any, of the sales price over the tax basis of the shares.

Tax Summary Only

The foregoing summary of the effect of federal income taxation upon the optionee and OXIS with respect to the purchase of OXIS’ shares under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country.

Stockholder Rights

The recipient of an Award will have no rights as a stockholder of OXIS with respect to any shares underlying such Award until the date such recipient is issued a stock certificate for such shares of OXIS.

Vote Required

Assuming the presence of a quorum, the approval of the adoption of the Plan requires the affirmative vote of the holders of a majority of the shares of Voting Stock present in person or represented by Proxy. Consequently, abstentions will have the effect of a vote against the proposed amendment.

2003 Stock Incentive Plan Benefits

No grants have been made with respect to the shares of the Company’s Common Stock to be reserved for issuance under this proposed Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF ADOPTION TO THE COMPANY’S 2003 STOCK INCENTIVE PLAN AS HEREINABOVE DISCUSSED IN PROPOSAL NO. 2. UNLESS OTHERWISE DIRECTED BY A STOCKHOLDER, PROXIES WILL BE VOTED “FOR” THE ADOPTION OF THE 2003 STOCK INCENTIVE PLAN.

OTHER MATTERS

The Board of Directors knows of no other matters that are to be brought before the Annual Meeting. If any other matters should be presented for proper action, it is the intention of the persons named in the Proxy to vote in accordance with their discretion pursuant to the terms of the Proxy.

It is important that the Proxies be returned promptly. Therefore, stockholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign, date and return the enclosed Proxy.

The Company’s 2002 Annual Report to Stockholders, which contains information from its Annual Report on Form 10-KSB, including its financial statements for the year ended December 31, 2002, accompanies this Proxy Statement. The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, will also be made available (without exhibits) free of charge to interested stockholders upon written request to Sharon Ellis, Chief Financial and Operating Officer, OXIS International, Inc., 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217, 503/283-3911.

The Company’s stock transfer agent and registrar is EquiServe Trust Company, N.A., P.O. Box 43010, Providence, RI 02940, (800) 726-9732.

OXIS INTERNATIONAL, INC.

Ray R. Rogers

Chairman, President and Chief Executive Officer

APPENDIX A

OXIS INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of OXIS International, Inc. (the “Company”) to assist the Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, and reporting practices of the Company, the Company’s compliance with legal and regulatory requirements, and any other duty the Board directs.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Upon adopting written procedures in accordance with applicable SEC rules, the Audit Committee shall constitute the Company’s qualified legal compliance committee (the “QLCC”), as defined in Rule 205.2(k) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee Membership

The Audit Committee shall consist of at least three members. The Audit Committee members shall meet the applicable independence and experience requirements of Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC. The Company intends, by this Charter, that at least one Committee member be an “audit committee financial expert” as that term is defined in the SEC’s applicable rules. During periods of time when and if the Committee membership does not comply with this requirement, the Company will disclose that fact and explain why no such expert serves on the Committee.

The Board will appoint the members of the Audit Committee. Audit Committee members may be replaced by the Board.

Audit Committee Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor. The Audit Committee may request any Company officer or employee, or the Company’s outside legal counsel or independent auditor to attend an Audit Committee meeting, or to meet with any members of, or consultants to, the Audit Committee.

Audit Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(I)(B) of the Exchange Act that are approved by the Audit Committee before the audit is complete. The Audit Committee may form and delegate authority to subcommittees consisting of one or more Audit Committee members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of any subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, to compensate the independent auditor for rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor (as a committee, and not just the Chair) the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to filing its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with preparing the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of using those alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11.	Discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15.	Review the appointment and replacement of the senior internal auditing executive.

16.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

Compliance Oversight Responsibilities

17.	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been triggered.

18.	Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

20.	Discuss with the Company’s legal counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the Audit Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, or are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Authority and Responsibilities of the Audit Committee Acting as the QLCC

The Audit Committee, acting in its capacity as QLCC, shall:

1.	Adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Rule 205.2(k)(2) of the Exchange Act;

2.	Inform the Company’s chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a material violation except in cases of futility as described in Rule 205.3(b)(4) of the Exchange Act;

3.	Determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents.

4.	If it determines an investigation is necessary or appropriate, then it shall:

(i)	Initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and

(ii)	Retain any additional expert personnel the committee deems necessary; and

(iii)  At the conclusion of any such investigation, shall:

(A)	Recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation; and

(B)	Inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the board of directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

5.	Have the authority and responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Audit Committee, acting in its capacity as the QLCC, has recommended the Company take.

APPENDIX B

OXIS INTERNATIONAL, INC.

2003 Stock Incentive Plan

(As Adopted April 16, 2003, to become Effective July 1, 2003)

B-i

TABLE OF CONTENTS

SECTION 1. INTRODUCTION	1

SECTION 2. ADMINISTRATION	1
2.1 COMMITTEE COMPOSITION	1
2.2 COMMITTEE RESPONSIBILITIES	1
2.3 COMMITTEE FOR NON-OFFICER GRANTS	1

SECTION 3. SHARES AVAILABLE FOR GRANTS	1
3.1 BASIC LIMITATION	1
3.2 ANNUAL INCREASE IN SHARES	1
3.3 ADDITIONAL SHARES	2

SECTION 4. ELIGIBILITY	2
4.1 NONSTATUTORY STOCK OPTIONS AND RESTRICTED SHARES	2
4.2 INCENTIVE STOCK OPTIONS	2

SECTION 5. OPTIONS	2
5.1 STOCK OPTION AGREEMENT	2
5.2 NUMBER OF SHARES	2
5.3 EXERCISE PRICE	2
5.4 EXERCISABILITY AND TERM	2
5.5 EFFECT OF CHANGE IN CONTROL	2
5.6 MODIFICATION OR ASSUMPTION OF OPTIONS	3
5.7 BUYOUT PROVISIONS	3

SECTION 6. PAYMENT FOR OPTION SHARES	3
6.1 GENERAL RULE	3
6.2 SURRENDER OF STOCK	3
6.3 EXERCISE/SALE	3
6.4 EXERCISE/PLEDGE	3
6.5 PROMISSORY NOTE	3
6.6 OTHER FORMS OF PAYMENT	3

SECTION 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS	4
7.1 INITIAL GRANTS	4
7.2 ANNUAL GRANTS	4
7.3 ACCELERATED EXERCISABILITY	4
7.4 EXERCISE PRICE	4
7.5 TERM	4

SECTION 8. RESTRICTED SHARES	4
8.1 RESTRICTED STOCK AGREEMENT	4
8.2 PAYMENT FOR AWARDS	4
8.3 VESTING CONDITIONS	4
8.4 VOTING AND DIVIDEND RIGHTS	5

SECTION 9. PROTECTION AGAINST DILUTION	5
9.1 ADJUSTMENTS	5
9.2 DISSOLUTION OR LIQUIDATION	5
9.3 REORGANIZATIONS	5

SECTION 10. AWARDS UNDER OTHER PLANS	5

SECTION 11. LIMITATION ON RIGHTS	5
11.1 RETENTION RIGHTS	5
11.2 STOCKHOLDERS’ RIGHTS	6
11.3 REGULATORY REQUIREMENTS	6

B-ii

SECTION 12. WITHHOLDING TAXES	6
12.1 GENERAL	6
12.2 SHARE WITHHOLDING	6

SECTION 13. LIMITATION ON PAYMENTS	6
13.1 SCOPE OF LIMITATION	6
13.2 BASIC RULE	6
13.3 REDUCTION OF PAYMENTS	7
13.4 OVERPAYMENTS AND UNDERPAYMENTS	7
13.5 RELATED CORPORATIONS	7

SECTION 14. FUTURE OF THE PLAN	7
14.1 TERM OF THE PLAN	7
14.2 AMENDMENT OR TERMINATION	7

SECTION 15. DEFINITIONS	7
15.1 “AFFILIATE”	7
15.2 “AWARD”	8
15.3 “BOARD”	8
15.4 “CAUSE”	8
15.5 “CHANGE IN CONTROL”	8
15.6 “CODE”	8
15.7 “COMMITTEE”	8
15.8 “COMMON SHARE”	8
15.9 “COMPANY”	8
15.10 “CONSULTANT”	8
15.11 “EMPLOYEE”	8
15.12 “EXCHANGE ACT”	8
15.13 “EXERCISE PRICE”	9
15.14 “FAIR MARKET VALUE”	9
15.15 “INVOLUNTARY TERMINATION”	9
15.16 “ISO”	9
15.17 “NSO”	9
15.18 “OPTION”	9
15.19 “OPTIONEE”	9
15.20 “OUTSIDE DIRECTOR”	9
15.21 “PARENT”	9
15.22 “PARTICIPANT”	9
15.23 “PLAN”	9
15.24 “RESTRICTED SHARE”	9
15.25 “RESTRICTED STOCK AGREEMENT”	9
15.26 “SERVICE”	9
15.27 “STOCK OPTION AGREEMENT”	9
15.28 “SUBSIDIARY”	9

SECTION 16. EXECUTION	10

B-iii

2003 Stock Incentive Plan

SECTION 1.    INTRODUCTION.

The Board adopted the Plan on April 16, 2003 (to be effective July 1, 2003) for the purpose of promoting the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors, Consultants, Independent Contractors and Advisors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors, Consultants, Independent Contractors and Advisors with exceptional qualifications and (c) linking Employees, Outside Directors, Consultants, Independent Contractors and Advisors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may constitute incentive stock options or nonstatutory stock options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

SECTION 2.    ADMINISTRATION.

2.1  Committee Composition.    The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

2.2  Committee Responsibilities.    The Committee shall (a) select the Employees, Outside Directors, Consultants, Independent Contractors and Advisors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3  Committee for Non-Officer Grants.  The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees, Consultants, Independent Contractors and Advisors who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees, Consultants, Independent Contractors and Advisors and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

SECTION 3.    SHARES AVAILABLE FOR GRANTS.

3.1  Basic Limitation.    Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options and Restricted Shares awarded under the Plan shall not exceed (a) three million Common Shares plus (b) the additional Common Shares described in Sections 3.2 and 3.3. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Section 9.

3.2  Annual Increase in Shares.    As of January 1 of each year, commencing with the year 2005, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall automatically increase by 300,000 Common Shares.

3.3  Additional Shares.    If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options or Restricted Shares under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for the grant of NSOs and Restricted Shares under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

SECTION 4.    ELIGIBILITY.

4.1  Nonstatutory Stock Options and Restricted Shares.    Only Employees, Outside Directors, Consultants, Independent Contractors and Advisors shall be eligible for the grant of NSOs and Restricted Shares.

4.2  Incentive Stock Options.    Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

SECTION 5.    OPTIONS.

5.1  Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2  Number of Shares.    Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 Common Shares. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Section 9.

5.3  Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

5.4  Exercisability and Term.    Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5  Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 9.3.

5.6  Modification or Assumption of Options.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7  Buyout Provisions.    The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 6.    PAYMENT FOR OPTION SHARES.

6.1  General Rule.    The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a)  In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6.

(b)  In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Section 6.

6.2  Surrender of Stock.    To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3  Exercise/Sale.    To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4  Exercise/Pledge.    To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5  Promissory Note.    To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.6  Other Forms of Payment.    To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

SECTION 7.    AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

7.1  Initial Grants.    Each new Outside Director shall receive a one-time grant of an NSO covering 30,000 Common Shares. Such NSO shall be granted on the date when such Outside Director first joins the Board and shall become exercisable in two equal annual installments, with the first installment becoming exercisable immediately upon grant and the second installment becoming exercisable on the first anniversary of the date of grant. An Outside Director who previously was an Employee shall not receive a grant under this Section 7.1.

7.2  Annual Grants.    Upon the conclusion of each regular annual meeting of the Company’s stockholders held in the year 2004 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 5,000 Common Shares, except that such NSO shall not be granted in the calendar year in which the same Outside Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the first anniversary of the date of grant. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

7.3  Accelerated Exercisability.    All NSOs granted to an Outside Director under this Section 7 shall also become exercisable in full in the event that:

(a)  Such Outside Director’s Service terminates because of death, total and permanent disability or retirement; or

(b)  The Company is subject to a Change in Control before such Outside Director’s Service terminates.

Section 9.3 may also require acceleration of exercisability.

7.4  Exercise Price.    The Exercise Price under all NSOs granted to an Outside Director under this Section 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2 and 6.3.

7.5  Term.    All NSOs granted to an Outside Director under this Section 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant, (b) the date six months after the termination of such Outside Director’s Service for any reason other than death or total and permanent disability or (c) the date twelve months after the termination of such Outside Director’s Service because of death or total and permanent disability.

SECTION 8.    RESTRICTED SHARES.

8.1  Restricted Stock Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2  Payment for Awards.    Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

8.3  Vesting Conditions.    Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4  Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 9.    PROTECTION AGAINST DILUTION.

9.1  Adjustments.    In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a)  The number of Options and Restricted Shares available for future Awards under Section 3;

(b)  The limitations set forth in Section 5.2;

(c)  The number of Common Shares covered by each outstanding Option; or

(d)  The Exercise Price under each outstanding Option.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Section 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2  Dissolution or Liquidation.    To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3  Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

SECTION 10.    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Section 3.

SECTION 11.    LIMITATION ON RIGHTS.

11.1  Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2  Stockholders’ Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3  Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 12.    WITHHOLDING TAXES.

12.1  General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

12.2  Share Withholding.    To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

SECTION 13.    LIMITATION ON PAYMENTS.

13.1  Scope of Limitation.    This Section 13 shall apply to an Award only if:

(a)  The independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code), will be greater after the application of this Section 13 than it was before the application of this Section 13; or

(b)  The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 13 (regardless of the after-tax value of such Award to the Participant).

If this Section 13 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

13.2  Basic Rule.    In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 13, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

13.3  Reduction of Payments.    If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 13, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 13 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

13.4  Overpayments and Underpayments.    As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

13.5  Related Corporations.    For purposes of this Section 13, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 14.    FUTURE OF THE PLAN.

14.1  Term of the Plan.    The Plan, as set forth herein, shall become effective on July 1, 2003. The Plan shall remain in effect until it is terminated under Section 14.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Section 3 that was approved by the Company’s stockholders.

14.2  Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

SECTION 15.    DEFINITIONS.

15.1  “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2  “Award” means any award of an Option or a Restricted Share under the Plan.

15.3  “Board” means the Company’s Board of Directors, as constituted from time to time.

15.4  “Cause” shall mean (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

15.5  “Change in Control” means:

(a)  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)  The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)  A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d)  Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 40% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 15.5(d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

15.6  “Code” means the Internal Revenue Code of 1986, as amended.

15.7  “Committee” means a committee of the Board, as described in Section 2.

15.8  “Common Share” means one share of the common stock of the Company.

15.9  “Company” means OXIS International, Inc., a Delaware corporation.

15.10  “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.11  “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

15.12  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.13  “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

15.14  “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

15.15  “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a)  The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

15.16  “ISO” means an incentive stock option described in Section 422(b) of the Code.

15.17  “NSO” means a stock option not described in Sections 422 or 423 of the Code.

15.18  “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.19   “Optionee” means an individual or estate that holds an Option.

15.20  “Outside Director” means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.21  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.22  “Participant” means an individual or estate that holds an Award.

15.23  “Plan” means this OXIS International, Inc. 2003 Stock Incentive Plan, as amended from time to time.

15.24   “Restricted Share” means a Common Share awarded under the Plan.

15.25  “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.26  “Service” means service as an Employee, Outside Director or Consultant.

15.27  “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.28  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 16.    EXECUTION.

To record the adoption of the Plan by the Board effective as of July 1, 2003, the Company has caused its duly authorized officer to execute this document in the name of the Company.

By:    /s/  RAY R. ROGERS

Its:     Chairman, President and Chief Executive Officer

OXIS INTERNATIONAL, INC.

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stuart S. Lang and Richard A. Davis, and each of them, as Proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side, all the shares of Common Stock and voting Preferred Stock of OXIS International, Inc., held of record by, or otherwise entitled to be voted by, the undersigned on April 25, 2003 at the 2003 Annual Meeting of Stockholders of OXIS International, Inc., to be held on June 19, 2002 and any adjournment or postponement thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no directions are indicated, the Proxies will vote FOR Proposals 1 and 2.

1.      ELECTING DIRECTORS:

Nominees:	(01) RICHARD A. DAVIS; (02) STUART S. LANG;
(03) MARVIN S. HAUSMAN; (4) WILLIAM G. PRYOR
(05) TIMOTHY C. RODELL; (06) RAY R. ROGERS; AND
(07) THOMAS M. WOLF.

☐    FOR ALL NOMINEES

☐    WITHHELD ALL NOMINEES

☐    For all nominees except as noted below:

2.	APPROVING THE ADOPTION OF THE COMPANY’S 2003 STOCK INCENTIVE PLAN EFFECTIVE JULY 1, 2003:

FOR                  AGAINST                  ABSTAIN

3.	THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Mark here for address change and note at left

Mark here if you plan to attend the meeting

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE ENCLOSED.

If stock is held jointly, signature should include both names. If stock is held by executors, administrators, trustees, guardians and others signing in a representative capacity, please give full title. If stock is held by a corporation, please sign in full corporate name and give name and title of authorized officer. If stock is held by a partnership, please sign in partnership name by authorized person.

Signature:                                                                   , 2003

Signature:                                                                   , 2003